                EXHIBIT 99.1

Investor Presentation November 2009

This presentation and other written or oral statements made by or on behalf of us contain forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, which are subject to risks, uncertainties and assumptions that are difficult to predict. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these statements. All such statements, other than statements of historical fact, are forward-looking statements. These forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words, such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict” and “continue,” the negative or plural of these words and other comparable terminology. All forward-looking statements included in this presentation or otherwise made by or on behalf of us are based upon information available to us at the time such statements are made. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason. For a detailed description of the risks and uncertainties that may affect us, please refer to the filings that we make with the U.S. Securities and Exchange Commission, including the sections entitled “Risk Factors.” 2 Forward-Looking Information

3 Intrepid Potash Strategically Located, Potash-Only Company Intrepid has an intense margin focus: Improve reliability and efficiency Increase productivity and lower per ton production cost Innovate production methods Our production focus combined with potash fundamentals delivers long-term margin opportunity Florida New Mexico Texas Oklahoma Kansas Nebraska South Dakota Montana Wyoming Colorado Utah Idaho Arizona Nevada Washington California Oregon Kentucky Maine New York Pennsylvania Michigan Vermont New Hampshire Virginia West Virginia Ohio Indiana Illinois North Carolina Tennessee South Carolina Alabama Mississippi Arkansas Louisiana Missouri Iowa Minnesota Wisconsin Georgia North Dakota HB Developmental Asset Operating Solar Evaporation Solution Mine Operating Conventional Mine North Mine Developmental Asset

4 Company Overview The largest U.S. producer of potassium fertilizer Only western world producer created and dedicated solely to potash-related products Supplies ~1.6% of global demand and ~9.4% of U.S. demand 1 of 2 global producers of sulfate of potash magnesia, marketed as TrioTM 5 active production facilities Effective capacity of 1.0 Million tons of potash and 0.2 Million tons of TrioTM Additional debottlenecking and brownfield capacity of approximately 0.2 Million tons of potash and 0.2 Million tons of TrioTM currently under development Development projects increase reliability and recoveries to lower our per ton production cost Balance sheet and cash from operations provide flexibility

5 Cash Position, Zero Debt, and Cash Flows Creates Flexibility Pro Forma EBITDA(1) (In millions) Balance Sheet as of September 30, 2009 (1) Non-GAAP reconciliation available in the appendix to this presentation Cash and Investments $ 95 million Debt Outstanding $ - Availability under the Credit Line $ 125 million $36.2 $55.1 $83.7 $41.4 $43.6 $31.5 $20.8 Q108 Q208 Q308 Q408 Q109 Q209 Q309

6 Supply and Demand Conditions Lead to the Current Pricing Environment Granular MOP Midwest Pricing Midwest Granular MOP ($/ton) Source: Green Markets, Fertecon, IPNI Example Prices ($ / ton) U.S. Midwest (fob warehouse) $458 spot Saskatchewan (fob mine) $476 spot Brazil (cfr Brazilian port) $525-540 spot China (cfr Chinese port) $590 contract as of April 2008 Japan (cfr Japanese port) $816 contract as of November 2008 India (cfr Indian port) $417 contract as of July 2009 Dec. 2006: Russian mine flood removes 1.3MM tons of KCL 1991: Collapse of Soviet Union 2006: Canpotex concludes pricing negotiations with China 1997: Potacan mine flood removes 0.8MM tons of KCL 1986: Berezniki 3 mine flood removes 1.8MM tons of KCL 2000: Acquisition of Moab 2004: Acquisition of Carlsbad and Wendover Nov. 2008: Global buyer stand-off and significant reported production curtailments Aug. 2008: Record low potash inventories Mar. 2009: BPC announces $681 - $694 per ton to Brazil July 2009: Silvinit announces $417 per ton to India 0 100 200 300 400 500 600 700 800 900 1985 1987 1989 1991 1993 1995 1997 1999 2002 2004 2006 2008

7 Potash Has Performed Better Than Other Nutrients Source: Green Markets Notes: (1) Price for Granular MOP Midwest Since January 2008 Indexed Historical Granular MOP Midwest Prices Compared to Other Fertilizers Prices Urea (U.S. Gulf Prill Import) DAP (New Orleans Barge) Potash (1) Intrepid Realized Potash Price 40 60 80 100 120 140 160 180 200 220 240 260 280 Jan-08 Mar-08 May-08 Jul-08 Sep-08 Nov-08 Jan-09 Mar-09 May-09 Jul-09 Sep-09 Nov-09

8 North American Potash Consumption Source : FERTECON, USDA. Potash consumption is shown in fertilizer years (July – June). Potash fertilizer consumption has remained relatively constant, with an annual volatility of approximately nine percent, over the past 27 years Corn acres planted in the U.S. were 93.5MM acres in 2007, 86.0MM acres in 2008 and are estimated to be 86.4MM acres in 2009 1982: Recession leads to lower consumption; Payment In Kind program reduces planted acres 1991-1997: Low grain stocks lead to increased consumption 1998: Russian financial crisis impacts world markets 2001- mid 2008: Global economic expansion leads to increased demand (2006 delayed Chinese negotiations) - 50,000 100,000 150,000 200,000 250,000 - 2,000 4,000 6,000 8,000 10,000 12,000 Corn Acres Planted ('000) & Ending Stocks ('000 MT) KCL Tons ('000) FERTECON U.S. Potash Consumption, Corn Acres Planted and Ending Grain Stocks KCL Tons Corn Acres Ending Grain Stocks

Strong Crop Yields Result in Removal of Nutrients from the Soil Potash application rates were down in 2008 and 2009 2009 presented good growing conditions for farmers USDA estimates strong corn crop in the United States this year 9 A Robust Crop = Soils Being Depleted of Nutrients Although corn price is lower than a year ago, yields are up and cash generation to the farmer is expected to remain healthy Farmers have begun soil testing as they suspect that they have depleted their soil Longer-term view of nutrient use and replenishment remains positive USDA Projection for 2009/10 Corn Yield 162.9 bu/ac

Intrepid Conducted a Survey of Farmers in the United States(1) Based on survey responses from farmers, usage in the 2010 fertilizer year is expected to increase over the 2009 fertilizer year Over 70% of respondents had tested their soils in the last two years Over 80% of respondents said that potassium was either important or critical to their yield potential Strong indication that potash application rates need to at least match replacement rates Based on responses, a majority of farmers are expected to apply 90% to greater than recommended rates if their soils test low this year Fertilizer costs were not a top factor in crop selection The top factor in a farmer’s potash application rate is normally based on the recommended rate from soil testing Potash prices are important to a farmers buying decision 10 (1) 39,399 emails delivered, 4,049 opened, 649 responses, 1.6% response rate; Survey conducted August 24, 2009 through September 4, 2009

11 Yield Response at Varying Soil Test Levels Average Yield Response to Potash Fertilization - No data for medium alfalfa yields. Response shown is an average of low and high yield responses. - Avg. relative yield assumes all other factors are non-limiting, yields approach 100% after fertilization, application rates are optimum, and crop response reflects a similar response estimated from many sites and years . Assumes 162.9 bu/acre yield for corn Source: IPNI Average Yield Response to Potash Yield (Bu/Acre) Yields degrade at lower soil test levels High 2009 yields will remove nutrients from the soil Estimate that 38% of fields are in the low or medium categories 0 20 40 60 80 100 120 140 160 180 0% 5% 10% 15% 20% 25% 30% 35% 40% Very High High Medium Very Low/Low Soil Test Level Corn/Soybeans Alfalfa Corn Yield (Bu/Acre)

12 North American Production Curtailed to Match Demand 000s Tons in KCL Equivalent (1) Sales include both domestic and export sales (2) August – September 2008 North American production negatively impacted by strike at Potash Corp. facilities Source: IPNI 2009 North American Production Curtailment Announcements Potash Corp: 2MM tonnes as of January, additional 1.5MM tonne curtailment in March and additional 400K tonne curtailment in May Mosaic: 2MM tonnes in fiscal year 2009 and through the first half of fiscal 2010 Agrium: Continuing to operate below full production rates Intrepid: Temporary two-week shutdowns at Carlsbad facilities in February and March, followed by elective reduction in production rates through shift schedule changes Sales (1) Production (2) - 500 1,000 1,500 2,000 2,500 3,000

13 Potash Market Trends Worldwide recession Global buyer hesitation Producer inventories building Elective production curtailments / mine shutdowns Relatively full supply chain at the dealer and retail level Dealers unwilling to take price risk Slower sales into agricultural & industrial markets Corn prices under pressure due to high yields from good weather Past Year Current Market Indications that the potash market is in bottoming process Weather driven demand in the U.S. Global buyer hesitation has begun to moderate Producer inventories are stabilizing Elective production curtailments / mine shutdowns continue Supply chain has “turned over” higher priced inventory Variety of producer risk management programs in place Expected high yield 2009 corn crop muted by rising demand

Near Term Actions for the Long Term Capital investment moderated by $20 - $25 million in 2009 to $100 - $110 million Achieved through the slowing of certain projects Our deferral of projects is measured in months Maintain healthy balance sheet to be well positioned for the next up cycle Move product further forward into the market through our forward warehousing program Prepare for the spring planting season and continue to plan for the long-term Remain confident in long-term demand profile 14 Intrepid is Navigating the Current Market

15 In spite of financial crisis, population growth continues Assuming a 1.17% growth rate in world population: Each year – 80 million more people or approximately ten more New York Cities This would require an additional 43 million acres of arable land (1.3x the farmland in Iowa)(1) A world yield increase of 1.17% per year, to maintain current rates of arable land Potash Deliveries Track Population Growth Source: FERTECON, US Census Bureau (1) State Data Center of Iowa; 2006 estimate Collapse of Soviet Union Potash Deliveries 5-Year Forward CAGRS (2008 – 2012) 4.0% 4.6% China India 2.0% Brazil Historical Global Population or Potash Delivery Trendline 0 10 20 30 40 50 60 70 1981 1984 1987 1990 1993 1996 1999 2002 2005 2008E 2011E (000s Tons of Delivery in KCL Equivalent) 0 1 2 3 4 5 6 7 8 Global Midyear Population (in billions) World World ex. FSU

16 Fundamentals of Increasing Population Continue to Drive Grain Demand Over the Long-Term Note: Grains include corn, wheat, barley, oats and sorghum. Stock to use ratio is average inventory / consumption for that year; data updated monthly Source: United Nations Food and Agriculture Organization (FAO), U.S. Department of Agriculture (USDA), PPI, IFA, Fertecon (1) Futures prices based on closing price of Chicago Board of Trade futures contracts as of 11/16/2009; futures prices for December delivery in forecast years Hectares of Arable Land per Person Hectares per person Crop Prices Over Time(1) 5 Year Average Fall 2009 Futures Soybeans: $7.45 $10.10 Wheat: $4.74 $5.62 Corn: $3.03 $4.02 World Grain Production and Stock to Use Ratios Grain Production Stock to Use Ratio $0 $2 $4 $6 $8 $10 $12 1980 1986 1992 1998 2004 2010E $/bushel Wheat All Corn Soybeans 0.38 0.32 0.29 0.25 0.22 0.21 0.00 0.10 0.20 0.30 0.40 0.50 1970 1980 1990 2000 2010E 2020E 10% 20% 30% 40% 50% 600 800 1,000 1,200 1,400 1,600 1,800 2,000 1980 1984 1988 1992 1996 2000 2004 2008 E Stocks to Use Ratio Grain Production (Millions of Tons)

17 Fundamentals Remain Intact – Demand Recovery Likely Source: World Bank, IMF USDA, Fertecon World GDP and Potash Consumption US Corn Production and US Potash Consumption 6000 7000 8000 9000 10000 11000 6000 7000 8000 9000 10000 11000 12000 13000 14000 Potash Consumption ('000 Tons KCL) Corn Production ('000 Bushels) Corn Production Potash Consumption World GDP and Potash Consumption US Corn Production and US Potash Consumption World GDP ($B)

U.S. Corn Production Utilized for Ethanol 18 Source: USDA U.S. Corn (Million Bushels) U.S. Corn Production Utilized for Ethanol 0.00% 5.00% 10.00% 15.00% 20.00% 25.00% 30.00% 35.00% 0 2000 4000 6000 8000 10000 12000 14000 U.S. Corn Production (Million Bushels) Ethanol Utilization (Million Bushels) Ethanol Utilization as a percent of U.S. Corn Production 1980 1982 1984 1986 1988 1990 1992 1994 1996 1998 2000 2002 2004 2006 2008

19 Why Consider an Investment in Intrepid Potash Strong Long-Term Industry Fundamentals The Only Western World Potash Pure-Play Strategically Located Assets Diversified Markets and Customer Base Well-Defined, Attractive Organic Growth Opportunities that Lower Per-Ton-Costs

20 Potash Salt COMPO Fertiva Complementary Business Agrium Potash Phosphates Other The Only Western World Potash Pure-Play K+S Potash Potash Phosphates Nitrogen Potash Corp Mosaic Uralkali Potash Intrepid Comparables Revenue by Product - North America Comparables Revenue by Product - International ICL Potash Fertilizer & Phosphates Chemicals & Others Advanced Technologies Nitrogen Phosphates Retail Potash Source: Intrepid Potash, company websites and 2008 company financials Complementary Business Other 13% 2% 19% 16% 50% 24% 22% 54% 100% 31% 26% 43% 4% 8% 18% 8% 55% 7% 31% 17% 52% 100%

21 Why Potash Only? Market Structure for Key Fertilizer Nutrients Potash Nitrogen Phosphate (4) Producing Countries 12 ~60 ~44 Key Inputs Potash ore Natural gas Phosphate rock Sulfuric acid Ammonia % of Overall Fertilizer Market 17% 59% 24% Market Share of Top 5 Producers(1) 64% 13% Ammonia 39% Urea 41% Phosphoric Acid 49% Phosphate Rock % of Production Government Controlled 19% 57% 47% Industry Nameplate Operating Rate (1) 85% Potash (93% Effective Capacity) (2) 86% Ammonia 89% Urea 81% Phosphoric Acid 82% Phosphate Rock Time for Greenfield Minimum 7 years 3 years 3 – 4 years Logistics for Greenfield Most Difficult Least Difficult More Difficult Estimated Cost for Greenfield (3) $2.6Bn for 2.0MM Tons $1.4Bn for 1.0MM Tons $1.5Bn for 1.0MM Tons (1) Potash percentage represents 2007, nitrogen and phosphate percentages represent 2005 figures from Integer. (2) Estimated by Intrepid Potash from historic production. Operating capacity rates for nitrogen and phosphate expressed as percentage of nameplate capacity. Effective capacity for potash estimated based on historic production. (3) Does not include infrastructure outside the plant gates (e.g. rail, road networks, utility systems). (4) Includes all types of phosphate fertilizer production.

22 Average Potash Consumption Approximately 5x Greater than Our Average Production in Our Markets Low High Source: Association of American Plant Food Control Officials (AAPFCO), TFI; Intrepid Potash New Mexico Texas Oklahoma Kansas Colorado Mississippi Arkansas Louisiana Idaho Washington Oregon Nebraska Missouri Iowa Illinois California Wyoming Utah Arizona Nevada Strategically Located Assets Intrepid Mine Location

23 Sales of Potash & TrioTM in the United States Potash & TrioTM Potash TrioTM (Represents sales of at least 500 short tons in 2008) Intrepid Sells Potash & TrioTM into Multiple Markets & Multiple End Users Intrepid Mine Location

24 (2) (2) Source: Green Markets and Fertecon Notes: (1) Based on Full Year 2008 for Intrepid Potash Inc., Potash Corp., Mosaic Co., Agrium Inc. (2) Total COGS include: Cash operating costs including all royalty, profit and capital taxes; Royalties of $16 per ton for Intrepid; Royalty, profit and capital taxes of $71 per ton for N. American Competitors (3) Q1, Q2 and Q3 2009 represent a gross margin advantage of $203, $122 and $99 per ton over our North American competitors Intrepid vs. North American Competitors Most Recently Reported Year ($ per ton) Intrepid’s Advantage Most Recently Reported Year ($ per ton) (1) Our 3.5% net sales royalty rate is significantly lower than royalty and resource tax burden of our principal competitors $88 $7 + = Strategically Located: Location, Tax Advantage, and Leverage to Potash Price $486 $398 $(181) $(174) $0 $100 $200 $300 $400 $500 $600 Net Realized Sales Price Total COGS Intrepid N. American Competitors 2005 2006 2007 2008 YTD 2009 Intrepid net realized sales price per ton advantage: 29.00 $ 43.00 $ 39.00 $ 88.00 $ 180.00 $ $88 $(7) $81 ($30) $0 $30 $60 $90 $120 Net Realized Sales Price Total COGS Gross Margin Advantage

# Diversified Markets and Customer Base

**Intrepid Potash Sales**


Agricultural
Includes:
Barley
Corn
Cotton
Hay
Nuts
Rice
Soybeans
Vegetables
Wheat
Industrial
Feed

| | FY 2008 | YTD 2009 |
|---|---|---|
| Agricultural | 62% | 70% |
| Industrial | 30% | 17% |
| Feed | 8% | 13% |

- We sell potash into three different markets: Agricultural, Industrial and Feed
  - Agricultural represents ~60% of Intrepid sales compared to an industry average of 92%(1)
- Agricultural primarily consumes granular potash and Trio™, industrial primarily consumes standard potash
  - Standard potash costs less to produce
  - Pricing similar across segments
- Industrial primarily consists of deliveries of standard potash to oil and gas drillers
  - From July 3rd, 2009 to November 13th, 2009 the Baker Hughes United States Rotary Rig Count has increased from 928 to 1,101
  - Industrial customers rely on spot market sales and just-in-time delivery

(1) Source: Fertecon

INTREPID POTASH

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26 Capital Estimates ($MM) Facility Estimated Estimate on Capital ($000s) Estimated Additional Product Tons (000s Tons) $ Capital/ Ton of Capacity ($/Ton) Estimated in service date Potash Debottlenecking and Expansion Projects at Existing Facilities Storage and Hoisting Capacity Upgrade West H2 2009 52 H2 2009 Coarse Tails Potash Recovery West H2 2009 9 H2 2009 Thickener Upgrade East H2 2009 15 H2 2009 Additional Caverns Moab Completed 10 In Service Total 2009 Potash Debottlenecking and Expansion Projects $28,000 - $38,000 86 ~$384 Significant Future Productivity Projects Langbeinite Recovery Project East 2011 In process of engineering 200 ~$500 2011 HB Solution Mine HB $95,000 - $115,000 175 ~$600 Well-Defined Attractive Growth Opportunities to Increase Production and Lower Per Ton Costs 2009 Capex budget of $100 to $110 million $28 to $38 million will be allocated to fund portions of the projects listed below $45 to $50 million will be allocated to sustaining capital

27 $600 per ton Capex to reopen an existing mine compared to an estimated cost of ~$1,200 per ton for greenfield projects HB expected to be among the lower-cost potash mines in North America Same proven solar evaporation and solution mining technology as used in Moab Will share infrastructure with existing Carlsbad operations Production cost per ton estimated to be $65 to $70 per ton(1) Estimated annual production – 150,000-200,000 tons Filed permit application in March 2008; Proposed Mine plan submitted to the BLM in May 2008; BLM requested Environmental Impact Statement (EIS) in January 2009 We anticipate completing the EIS process by Summer 2011 Production planned to begin 12 months after permit approval Total area available to be flooded: 1.3x size of Manhattan HB Potash Solution Mine: Incremental Low Cost Tons Potash Pillar (1) Based on third party feasibility study

28 Strong Long-Term Industry Fundamentals The Only Western World Potash Pure-Play Strategically Located Assets Diversified Markets and Customer Base Well-Defined, Attractive Organic Growth Opportunities Final Thoughts

Appendix

30 Conversion Rates 1 metric tonne = 1.102 short tons 1 product ton of potash (KCL or KCL Equivalent) = 61% K20 1 product ton of langbeinite = 22% K20 1 product ton of SOP = 50% K20

31 Long-Life Reserves (1) Product / Operations Date Mine Opened Current Extraction Method Minimum Remaining Life (years) Current Annual Nameplate Capacity in Potash Product Tons Current Annual Effective Capacity in Potash Product Tons Muriate of Potash Solar Moab 1965 Solution 124 180 93 Wendover 1932 Shallow Brine 30 120 93 HB Solution Mine(2) N/A Solution 28 - - Conventional Carlsbad West 1931 Underground 122 510 440 Carlsbad East 1965 Underground 42 390 340 Total Muriate of Potash 1,200 966 Sulfate of Potash Magnesia (Langbeinite) Carlsbad East 1965 Underground 43 250 210 (1) Based upon reserves as estimated by Agapito Associates in accordance with SEC requirements. (2) The Carlsbad HB Solution Mine reserves are based on the planned flooding of 4,400 of the 21,600 acres of the old mine workings and recovery of potash from the residual pillars only with the brine extracted using submersible pumps. Debottlenecking effective capacity brings on new low-cost tons

32 Select Pro Forma Data Adjusted Pro Forma Net Income (In millions) Pro Forma EBITDA (In millions, except gross margin percentage) Pro Forma Net Sales (In millions) Pro Forma Earnings Per Share (Diluted) $36.2 $55.1 $83.7 $41.4 $43.6 $31.5 $20.8 40% 57% 62% 60% 49% 43% 31% Q108 Q208 Q308 Q408 Q109 Q209 Q309 $15.9 $31.6 $49.8 $24.3 $25.2 $17.4 $13.3 Q108 Q208 Q308 Q408 Q109 Q209 Q309 $74.2 $99.5 $141.2 $77.3 $88.9 $73.4 $66.4 Q108 Q208 Q308 Q408 Q109 Q209 Q309 $0.26 $0.43 $0.66 $0.30 $0.33 $0.19 $0.13 Q108 Q208 Q308 Q408 Q109 Q209 Q309

33 Select Operating Data Potash Net Realized Sales Price (Per short ton) Langbeinite Net Realized Sales Price (Per short ton) $295 $425 $623 $762 $727 $674 $458 Q108 Q208 Q308 Q408 Q109 Q209 Q309 $123 $188 $283 $323 $330 $338 $246 Q108 Q208 Q308 Q408 Q109 Q209 Q309

# Non-GAAP Reconciliation

- Earnings before income taxes, interest, depreciation and amortization ("EBITDA") is computed as net income adjusted for the add back of income tax expense, interest expense including derivatives, depreciation, depletion, amortization, asset retirement obligation liability accretion, write-off of term loan bank fee and impairment. This non-GAAP measure is presented since management believes that it provides useful additional information to investors for analysis of Intrepid's ability to internally generate funds for capital investment. In addition, EBITDA is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the potash mining industry, and many investors use the published research of industry research analysts in making investment decisions. EBITDA should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, profitability, cash flow, or liquidity measures prepared under GAAP. Since EBITDA excludes some, but not all items that affect net income and net cash provided by operating activities and may vary among companies, the EBITDA amounts presented may not be comparable to similarly titled measures of other companies.
- Net income for the three months ended March 31 and June 30, 2008 respectively, is presented on a pro forma basis as fully described in Part I, Item 1A to our respective Form 10-Q's. Pro forma net income includes adjustments to reduce net income for the effect of stock compensation, interest expense, and income taxes for the period prior to our IPO.

## Calculation of Pro Forma EBITDA

| | 2008 | | | | 2009 | | |
|---|---|---|---|---|---|---|---|
| | Q1 | Q2 | Q3 | Q4 | Q1 | Q2 | Q3 |
| Pro Forma Net Income | $19,284 | $32,446 | $49,719 | $22,690 | $24,681 | $14,436 | $9,520 |
| Add: Income tax expense | 12,657 | 20,580 | 29,474 | 13,927 | 15,196 | 13,023 | 6,392 |
| Add: Interest expense, including derivatives | 1,433 | (1,201) | 643 | 2,703 | 203 | (251) | 639 |
| Add: Depreciation, depletion, amortization and accretion | 2,790 | 2,782 | 3,076 | 2,087 | 3,492 | 4,256 | 4,270 |
| Add: Write-off of term loan bank fee | - | 456 | - | - | - | - | - |
| Add: Impairment Expense | - | - | 756 | - | - | - | - |
| Total adjustments | 16,880 | 22,617 | 33,949 | 18,717 | 18,891 | 17,028 | 11,301 |
| Pro Forma Earnings Before Income Taxes, Interest Depreciation, Depletion and Amortization | $36,164 | $55,063 | $83,668 | $41,407 | $43,572 | $31,646 | $20,821 |

34

INTREPID POTASH

# Non-GAAP Reconciliation

- Adjusted net income is calculated as net income adjusted for significant non-cash and unusual items. Examples of non-cash and unusual charges include insurance settlements in excess of property losses, non-cash gains or losses associated with unrealized derivative adjustments, our abnormal production adjustment, and the write-off of costs associated with the delay in permitting for the HB Mine associated with contractor mobilization and demobilization. The non-GAAP measure of adjusted net income is presented because management believes it provides useful additional information to investors for analysis of Intrepid's fundamental business on a recurring normal basis. In addition, management believes that the concept of adjusted net income is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the potash mining industry, and many investors use the published research of industry research analysts in making investment decisions.

  Adjusted net income should not be considered in isolation or as a substitute for net income, income from operations, cash provided by operating activities or other income, profitability, cash flow, or liquidity measures prepared under GAAP. Since adjusted net income excludes some, but not all items that affect net income and may vary among companies, the adjusted net income amounts presented may not be comparable to similarly titled measures of other companies.

- Net income for the three months ended March 31 and June 30, 2008 respectively, is presented on a pro forma basis as fully described in Part I, Item 1A to our respective Form 10-Q's. Pro forma net income includes adjustments to reduce net income for the effect of stock compensation, interest expense, and income taxes for the period prior to our IPO.

## Calculation of Pro Forma Adjusted Net Income

| | 2008 | | | | 2009 | | |
|---|---|---|---|---|---|---|---|
| | Q1 | Q2 | Q3 | Q4 | Q1 | Q2 | Q3 |
| Pro Forma Net Income | $ 19,284 | $ 32,446 | $ 49,719 | $ 22,690 | $ 24,681 | $ 14,436 | $ 9,520 |
| Adjustments | | | | | | | |
| Insurance reimbursements | (6,998) | 32 | 1 | 19 | 14 | 2 | (5) |
| Unrealized derivative (gain) loss | 1,467 | (1,499) | 209 | 2,610 | (369) | (846) | 405 |
| Cost associated with abnormal production | - | - | - | | 1,186 | 5,179 | 5,784 |
| Write-off of mobilization costs associated with the delay of the HB Mine | | - | | | | 586 | |
| Calculated tax effect [1] | 2,174 | 577 | (83) | (1,033) | (317) | (1,929) | (2,424) |
| Total adjustments | (3,357) | (890) | 127 | 1,596 | 514 | 2,992 | 3,760 |
| Adjusted Net Income | $ 15,927 | $ 31,556 | $ 49,846 | $ 24,286 | $ 25,195 | $ 17,428 | $ 13,280 |

(1) Effective rate of 38.1% for Q1 2009 , effective rate of 39.2% for Q2 & Q3 2009, and statutory rate of 39.3% for 2008.

INTREPID POTASH

35

36 Historical Quarterly Production and Sales Summary March 31, June 30, September 30, December 31, March 31, June 30, September 30, Production volume (in thousands of short tons): Potash 224 210 200 201 137 131 112 Langbeinite 56 58 50 34 42 45 60 Sales volume (in thousands of short tons): Potash 213 213 204 94 99 80 111 Trio TM 93 47 50 17 38 45 40 2008 2009

37 Carlsbad Potash Area

38 HB – Potash Mine Flood Area

39 19,033 Low-Cost, Low-Sovereign Risk Expansions Capital Cost Curve for Announced Potash Expansion Projects Capital Costs ($) / ton (1) Incremental Annual Production Capacity (2) MOS / PCS / Intrepid PCS CVRD (Argentina) MagMinerals (Congo) Greenfield Project Intrepid Greenfield (HB) Brownfield Project Intrepid Brownfield Notes: (1) Annual KCl production per year (2) Thousand tons of KCl Mosaic 0 200 400 600 800 1,000 1,200

# Global Industry Susceptible to Production Interruptions & Supply "Shocks"

## Mine Closures Due to Water Inflows

- 1976 — St. Paul mine (Congo) (0.8MM tons KCL / yr)
- 1984 — Berezniki 3 mine (1.8MM tons KCL / yr)
- PCA (Patience Lake) (0.8MM tons KCL / yr)
- Potacan mine (0.8MM tons KCL / yr)
- Berezniki I (1.3MM tons KCL / yr)

1976 1980 1984 1988 1992 1996 2000 2004 2009

Mines with Water Inflows
- K2 Mine Esterhazy
- Penobsquis Mine, Sussex

***In the 70 plus years of potash mining in the Carlsbad area there has never been a mine lost to flooding or a water incursion due to geologic differences***

## Mine Closures Due to Depletion

| Historical Depleted Mines | Mines Currently With Less than 15 Years Reserve Life |
|---|---|
| Theodore, Amelie, Marie Louis mines in France | Potash operations at Mosaic's Hersey facility will be discontinued in the 2012 |
| Pasquasi and San Cataldo mines in Italy | Mosaic, Carlsbad (Potash operations) |
| Salzdetfurth, Friedrichshall, Bergmannssegen-Hugo, Siegfried-Giesen, and Niedersachen-Riedel German mines | Boulby, England |
| Trona, California | Soligorsk I, Belarussia |
| Several West German / East German mines | Taquari, Brazil |
| Horizon-Amax, Wills-Weaver, Saunders in Carlsbad | |

Source: Fertecon, Intrepid Potash, and public filings

INTREPID POTASH

40

41 Few Deposits, Fewer Global Producers 2008– MM KCL Equivalent Tons (2) (3) (2) (2) Source: Public filings and select country data from IFA (1) Mosaic’s fiscal year ends on May 31. (2) PCS has ownership stake. (3) PCS markets Intrepid Potash’s products outside North America. (4) Compass Minerals produces potassium sulfate (SOP), which does not compete directly with MOP. Compass Minerals’ SOP is produced both directly and by reprocessing MOP purchased from other producers. Estimated reprocessed production is excluded from the figures for Compass Minerals. (1) (4) Production Share Canpotex BPC 1.5% 0 1 2 3 4 5 6 7 8 9 10 11 PCS Mosaic Agrium Belaruskali Uralkali K&S Silvinit ICL China APC Intrepid SQM Vale Compass PCS Affiliates BPC Canpotex RoW Intrepid 28.5% 13.4% 23.8% 32.7%

42 Potash Production and North American Inventory Levels N. American Inventory (000s Tons KCL Equivalent) Source: IPNI, Fertecon, Intrepid Potash Potash Production (000s Tons KCL Equivalent) (1) Global Production North American Production 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009

43 Fertilizer Use Far Below Recommended Rates Source: Morgan Stanley, Agricultural Products Research, September 4, 2008 146% Shortfall 86% Shortfall 288% Shortfall Global Application Rates (lb/acre) 60 112 24 59 17 66 0 20 40 60 80 100 120 Nitrogen Phosphate Potash Current Application Rate Scientifically Recommended Rate

44 Returns for Corn Growers - Non-land fixed costs include: labor, opportunity cost of unpaid labor, taxes, insurance, general overhead, and machine and equipment expenses - Other variable costs include: seed, chemicals, fuel, lube, electricity, repairs, water, interest, custom operations, and drying - Land costs are shown as the rental rate of land (opportunity cost) - Corn Farm Price is Dec. futures price minus $0.30 basis - Potash consumption in shown in fertilizer years (2008/2009 included under 2008). Data is estimated for 2008 and 2009 Source: USDA, FERTECON, Intrepid Corn Farm Price Potash (5%) Land (22%) Non-Land Fixed Costs (25%) Other Variable Costs (29%) Total Fertilizer (24%) Per Bushel Return Historical Corn Input Costs and Price Potash Consumption $ per bushel Potash Consumption (KCL tons ‘000) 0 2000 4000 6000 8000 10000 12000 - 0.50 1.00 1.50 2.00 2.50 3.00 3.50 4.00 4.50 5.00 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009F 2010F 2009 2010 Farm Price 3.70 $ 4.16 $ Gross Margin 0.41 $ 0.86 $ Input Costs Potash 0.16 $ 0.13 $ Total Fertilizer 0.83 $ 0.62 $ Other Variable 0.96 $ 1.08 $ Non-Land 0.81 $ 0.87 $ Land 0.68 $ 0.73 $ Total 3.29 $ 3.30 $

45 Return on Potash Investment for Corn & Soybeans 42 ROI assumes 162.9 bu/acre and $3.70/bu for corn, 43.3 bu/acre yield and $9.77 for soybeans, $525/ton KCL Input Costs for Corn ($/bu) Input Costs for Corn ($/acre) Return on Potash Investment Source: USDA, IPNI, & Intrepid Potash Corn Soybeans Input costs for corn use USDA estimate of 162.9 bu/acre for corn Soil Test Level Application Rate Value of Cost of Return from ROI (ppm) Classification Yield Response to K (lbs/acre K20) Response Potash Potash $/$ 0-80 Very Low/Low 35% 87.97 210.96 $ 37.85 $ 173.10 $ 5.57 $ 81-130 Medium 13% 43.98 78.35 $ 18.93 $ 59.43 $ 4.14 $ 131-160 High 2% 21.99 12.05 $ 9.46 $ 2.59 $ 1.27 $ 161+ Very High 0% 0.00 - - - - 2009 Revenue 3.70 $ Gross Margin 0.41 $ Input Costs Potash 0.16 $ 5% Total Fertilizer 0.83 $ 24% Other Variable 0.96 $ 29% Non-Land 0.81 $ 25% Land 0.68 $ 22% Total 3.29 $ % of Total Costs Soil Test Level Application Rate Value of Cost of Return from ROI (ppm) Classification Yield Response to K (lbs/acre K20) Response Potash Potash $/$ 0-80 Very Low/Low 35% 121.24 148.06 $ 52.17 $ 95.89 $ 2.84 $ 81-130 Medium 13% 60.62 55.00 $ 26.09 $ 28.91 $ 2.11 $ 131-160 High 2% 30.31 8.46 $ 13.04 $ (4.58) $ 0.65 $ 161+ Very High 0% 0.00 - - - -